Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Brett Chiles
(713) 529-0900

Equus Total Return, Inc. Announces Financing

Arrangement with Golf Club Maker Nickent

HOUSTON, TX – April 11, 2007 – Equus Total Return, Inc. (NYSE: EQS) (the “Fund”) has signed a financing arrangement with Nickent Golf Equipment (“Nickent”), a California corporation, to provide working capital for development and growth opportunities. Terms were not disclosed.

“We are very pleased to develop a relationship with this exciting company which is well positioned in the sports & leisure market. As more professional golfers use Nickent products, we anticipate hearing more about this brand over the coming year,” commented Anthony Moore, Co-Chairman, CEO and President of Equus.

Nickent is a market leader in the rapidly expanding, hybrid club segment of the golf industry and is an emerging leader in game-enhancement technology. Nickent’s development process is driven by its dedication to advanced technologies and focus on design innovation. Nickent is the official OEM sponsor of the Golf Channel’s Nationwide Tour coverage.

Equus Total Return, Inc. is a business development company that trades as a closed-end fund on the New York Stock Exchange, under the symbol “EQS”. Additional information on Equus Total Return, Inc. may be obtained from Equus’ website at www.equuscap.com.

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statements are material.